Exhibit 16.1 - Letter of Robert C. Seiwell, Jr., CPA



                   Robert C. Seiwell, Jr., CPA
                   5100 Las Verdes Circle, #313
                   Delray Beach, Florida 33484
                           561-495-1371




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 included in the Form 8-K dated January 15, 2004 of Tele-Optics Inc. filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.


/s/ Robert C. Seiwell, Jr.

Robert C. Seiwell, Jr., CPA
Boca Raton, Florida
January 15, 2004